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                                                                   Exhibit 99.1

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                        Shoney's, Inc. and Subsidiaries



                                                           Charged
                                         Balance at        to Costs         Charged                          Balance at
                                         Beginning           and            to Other                           End of
                                         of Period         Expenses         Accounts        Deductions         Period
                                         ---------         --------         --------        ----------         ------
Fiscal year ended
 October 27, 1996:
   Reserves and
    allowances deducted
    from asset accounts:
     Allowance for
       doubtful accounts                 $1,645,000       $  481,000     $  282,000(B)      $  904,000(A)    $1,504,000
                                         ==========       ==========     ==========         ==========       ==========

   Valuation allowance
      for deferred tax
      assets                             $        0       $        0     $4,902,000(C)      $ (153,000)(D)   $4,749,000
                                         ==========       ==========     ==========         ==========       ==========

Fiscal year ended
 October 29, 1995:
   Reserves and
    allowances deducted
    from asset accounts:
     Allowance for
      doubtful accounts                  $1,193,000       $1,045,000     $  274,000(B)      $  867,000(A)    $1,645,000
                                         ==========       ==========     ==========         ==========       ==========

Fiscal year ended
 October 30, 1994:
   Reserves and
    allowances deducted
    from asset accounts:
     Allowance for
       doubtful accounts                 $1,846,000       $1,349,000     $   59,000(B)      $2,061,000(A)    $1,193,000
                                         ==========       ==========     ==========         ==========       ==========


(A)      Account written off.

(B)      Recoveries from accounts written off in prior year.

(C) Deferred tax valuation allowance established as part of the purchase price allocation for the Company's acquisition of TPI.

(D)      Expiration of tax credit carryforwards.